                                                                    EXHIBIT 21.1

              Subsidiaries of Pope & Talbot, Inc. (the registrant)

        NAME OF CORPORATION                                            STATE OR OTHER JURISDICTION
                                                                       OF INCORPORATION
        ------------------------------------------------------------------------------------------
        1)       Pope & Talbot International Ltd.                      British Columbia

        2)       Pope & Talbot Ltd., a subsidiary of Pope &            British Columbia
                 Talbot International Ltd.

        3)       Harmac Pacific Inc.                                   British Columbia

        4)       Pope & Talbot FSC, Inc.                               Oregon

        5)       Pope & Talbot Wis., Inc.                              Delaware

        6)       Penn Timber, Inc.                                     Oregon

        7)       Pope & Talbot Relocation Services, Inc.               Oregon

        8)       Pope & Talbot Pulp Sales USA, Inc.                    Oregon

        9)       Pope & Talbot Pulp Sales Europe SPRL, owned           Belgium
                 89 percent by Pope & Talbot Pulp Sales USA, Inc.
                 and 11 percent by Pope & Talbot, Inc.

All subsidiaries of the registrant do business under the name of the corporation.